UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2016 (October 27, 2016)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1600 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 490-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

Eleventh Amendment

On October 28, 2016, Memorial Production Partners LP (the “Partnership”), Memorial Production Operating LLC (“Operating LLC”), certain subsidiaries of the Partnership, Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”), and the lenders consenting thereto entered into an eleventh amendment (the “Eleventh Amendment”) to the Credit Agreement, dated as of December 14, 2011 (as in effect immediately prior to the effectiveness of such amendment, the “Credit Agreement”), by and among the Partnership, the Operating LLC, the Administrative Agent and the other agents and lenders party thereto from time to time. The Eleventh Amendment (i) pursuant to a regularly-scheduled semi-annual redetermination of the borrowing base, decreases the borrowing base from $925 million to $740 million, effective as of October 28, 2016, and schedules a further decrease of the borrowing base to $720 million, effective as of December 1, 2016 and (ii) amends the Credit Agreement to add a new event of default limiting the Partnership’s, Operating LLC’s and their respective subsidiaries’ ability to call, make or offer to make any redemption of, or make any other payments in respect of the Partnership’s senior unsecured notes if, on a pro forma basis, the Partnership’s and its subsidiaries’ aggregate liquidity (unrestricted cash and cash equivalents plus amounts available to be drawn under the Credit Agreement), is less than $30 million.

The foregoing summary of the Eleventh Amendment is not complete and is qualified in its entirety by reference to the full text of the Eleventh Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Waiver and Twelfth Amendment

On November 1, 2016, the Partnership, Operating LLC, certain subsidiaries of the Partnership, the Administrative Agent, and the lenders consenting thereto entered into the Limited Waiver and Twelfth Amendment (the “Waiver and Twelfth Amendment”) to the Credit Agreement.

Pursuant to the Waiver and Twelfth Amendment, the requisite lenders under the Credit Agreement agreed to the limited waiver of certain defaults and events of default that will occur under the Credit Agreement as a result of the Partnership’s and Memorial Production Finance Corporation’s (collectively, the “Issuers”) election to avail themselves of the 30-day grace period under the indenture governing the Issuers’ 7 5/8% Senior Notes due 2021 for the payment of the semi-annual interest payment in respect of such senior notes due November 1, 2016.

Pursuant to the Waiver and Twelfth Amendment, from the date thereof until November 30, 2016 (the “Waiver Period”), the Partnership and Operating LLC agree to pay 100% of the net cash proceeds from any asset sale, transfer or other disposition (including with respect to notes receivable and accounts receivable) and from the liquidation of any swap transaction or hedge transaction arising under swap or hedge agreements between or among the Partnership, Operating LLC and/or any other loan party and any lender under the Credit Agreement and/or its affiliates, in each case, to the Administrative Agent for the ratable account of each lender under the Credit Agreement, for application to the outstanding loans under the Credit Agreement. Amounts so applied will also reduce the aggregate commitments of the lender under the Credit Agreement by an equivalent amount.

Further, pursuant to the Waiver and Twelfth Amendment, the Partnership and Operating LLC agree, during the Waiver Period, to additional restrictive covenants. These restrictions further limit, until the expiration of the Waiver Period, the ability of, among other things, the Partnership, Operating LLC and certain of their respective subsidiaries from incurring additional indebtedness, creating liens on assets, paying certain dividends and distributions, making any optional or voluntary payments or redemptions in respect of any other indebtedness, making investments (including in respect of the creation of subsidiaries), entering into certain lease agreements, entering into certain business combinations, entering into any sale-leaseback transaction and entering into certain transactions with affiliates. A failure to comply with these restrictions could result in an event of default under the Credit Agreement. In the event of the occurrence of any such event of default, the debtor’s obligations under the Credit Agreement could, under certain circumstances, become immediately due and payable.

Finally, pursuant to the Waiver and Twelfth Amendment, the Partnership and Operating LLC agreed to amend, to be effective from and after the date of the Waiver and Twelfth Amendment, the Credit Agreement to increase, from 90% to 95% (or such lesser amount agreed to by the Administrative Agent in its sole discretion, which lesser amount shall not be less than 92%), the percentage of the total value of Operating LLC’s and its subsidiary-loan parties’ oil and gas properties subject to a mortgage or similar instrument in favor of the Administrative Agent.

The foregoing summary of the Waiver and Twelfth Amendment is not complete and is qualified in its entirety by reference to the full text of the Waiver and Twelfth Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.02.      Results of Operations and Financial Condition.

A press release issued by the Partnership on November 1, 2016 regarding the Partnership’s financial and operational results for the quarter ended September 30, 2016 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K, including the attached Exhibit 99.1 is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K concerning the Amendment is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2016, the Board of Directors (the “Board”) of Memorial Production Partners GP LLC (the “Company”), the general partner of the Partnership, approved the adoption of a key employee incentive plan and a key employee retention program for the benefit of certain employees identified by the Board, including the named executive officers of the Partnership, whose continued employment and performance is critical to the success of the Company and the Partnership. In adopting the plans, the Board relied upon the market analysis and advice of Pearl Meyer & Partners, LLC, the independent compensation consultant to the Partnership.

Under the key employee incentive plan, the Partnership may make cash bonus payments to specified key employees, including the named executive officers of the Partnership. Participants in the plan will be eligible to receive quarterly cash bonus payments based upon the achievement of pre-established performance measures relating to lease operating expenses, oil and gas production and workplace safety, and such other measures as may be designated by the Board. The quarterly bonuses potentially payable to William J. Scarff, Christopher S. Cooper and Robert L. Stillwell, Jr., measured at the target level of performance, would be $350,000, $200,000 and $200,000, respectively. The actual amount payable may be more or less than the target amount, depending upon performance. The key employee incentive plan is effective for the Partnership’s fiscal quarter ending December 31, 2016 and for future fiscal quarters, unless terminated by the Board. The plan is intended to replace the current annual and long-term incentive plans of the Partnership.

Under the key employee retention program, the Partnership may make cash retention payments to specified key employees, including the named executive officers of the Partnership. Participants in the program will be eligible to receive lump sum retention payments upon entering into a participation agreement with the Partnership. Under the agreement, retention payments will be subject to a repayment “clawback” by the Partnership in the event that the participant terminates employment prior to the occurrence of certain specified events, or expiration of 12 months from the date of the agreements, if later, and subject to exceptions for terminations of employment under certain circumstances. The cash retention bonuses payable (subject to clawback) to Messrs. Scarff, Cooper and Stillwell are $800,000, $675,000 and $625,000, respectively.

Item 7.01.      Regulation FD Disclosure.

On November 1, 2016, the Partnership issued a press release announcing, among other things, its updated borrowing base and its election not to make an interest payment and enter the 30-day grace period with respect to its 7.625% senior notes due 2021. A copy of the press release is furnished as Exhibit 99.1 hereto.

On October 28, 2016, the Partnership also announced that the Board had elected to suspend the Partnership’s quarterly cash distributions to unitholders, effective immediately.

The Partnership has posted on its website, as of November 1, 2016, an update to its hedging overview presentation. The updated hedging presentation includes hedging transactions with respect to the years 2016 through 2019. The presentation entitled “Commodity and Interest Rate Hedging Overview,” dated November 1, 2016, may be accessed by going to www.memorialpp.com, selecting Investor Relations, then selecting Events and Presentations.

The information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1 is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1	Eleventh Amendment to Credit Agreement, dated as of October 28, 2016, by and among Memorial Production Partners LP, Memorial Production Operating LLC, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, Royal Bank of Canada, Citizens Bank, N.A., MUFG Union Bank, N.A. f/k/a Union Bank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto

10.2	Limited Waiver and Twelfth Amendment to Credit Agreement, dated as of November 1, 2016, by and among Memorial Production Partners LP, Memorial Production Operating LLC, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, Royal Bank of Canada, Citizens Bank, N.A., MUFG Union Bank, N.A. f/k/a Union Bank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto

99.1	Press release dated November 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: November 1, 2016	By:	/s/ Jason M. Childress
Jason M. Childress
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Eleventh Amendment to Credit Agreement, dated as of October 28, 2016, by and among Memorial Production Partners LP, Memorial Production Operating LLC, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, Royal Bank of Canada, Citizens Bank, N.A., MUFG Union Bank, N.A. f/k/a Union Bank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto

10.2	Limited Waiver and Twelfth Amendment to Credit Agreement, dated as of November 1, 2016, by and among Memorial Production Partners LP, Memorial Production Operating LLC, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, Royal Bank of Canada, Citizens Bank, N.A., MUFG Union Bank, N.A. f/k/a Union Bank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto

99.1	Press release dated November 1, 2016